As filed with the Securities and Exchange Commission on March 12, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMAC Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0349798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd.
Suite 2250

Houston, Texas 77056

(Address of Principal Executive Offices)

CAMAC Energy Inc. Amended 2009 Equity Incentive Plan

(Full title of the plan)

Nicolas J. Evanoff

Senior Vice President, General Counsel and Secretary

1330 Post Oak Boulevard

Suite 2250

Houston, Texas 77056

(Name and address of agent for service)

(713) 797-2940

(Telephone number of agent for service)

Copy to:

James L. Rice III
Sidley Austin LLP

1000 Louisiana, Suite 6000

Houston, Texas 77002

(713) 495-4504

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share	88,000,000	$0.69	$60,720,000	$7,821

(1)

This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 88,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of CAMAC Energy Inc. issuable pursuant to the CAMAC Energy Inc. Amended 2009 Equity Incentive Plan, as amended (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock issuable under the Plan that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The offering price and registration fee are based on a price per share of $0.69, which is the average of the high and low prices for the Common Stock as reported on the NYSE MKT on March 6, 2014.

PART I

This Registration Statement on Form S-8 is being filed by CAMAC Energy Inc., a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering an additional 88,000,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) under the CAMAC Energy Inc. Amended 2009 Equity Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8 filed on July 22, 2009 (File No. 333-160737) and its Registration Statement on Form S-8 filed on July 1, 2011 (File No. 333-175294), each relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents have been filed with the Securities and Exchange Commission (the “SEC”) by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference into this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 15, 2013;

●

The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 14, 2013, for the quarter ended June 30, 2013, filed with the SEC on August 13, 2013, and for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013;

●

The Company’s Current Reports on Form 8-K filed with the SEC on March 5, 2013, May 14, 2013, September 16, 2013, November 22, 2013 (except Item 7.01), December 11, 2013, December 13, 2013, January 27, 2014, February 19, 2014 (except Item 7.01) and February 27, 2014 (except Item 7.01);

●	Annexes A and B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 2014;

●	Portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2013 that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

●

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-34525), filed with the SEC on November 3, 2009, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	The Company’s Amended 2009 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-175294) filed on July 1, 2011).

4.2

First Amendment to the CAMAC Energy Inc. Amended 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K (File No. 001-34525) filed on February 19, 2014).

4.3	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-SB (File No. 000-52770) filed on August 15, 2007).

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed on April 7, 2010 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-34525) filed on April 13, 2010).

4.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed on February 19, 2014 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-34525) filed on February 19, 2014).

4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Form 10-SB (File No. 000-52770) filed on August 16, 2007).

4.7	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-Q (Filed No. 001-34525) filed on May 4, 2011).

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of RBSM LLP

23.3*	Consent of Calvetti, Ferguson & Wagner, P.C.

23.4*	Consent of Gaffney, Cline & Associates, Inc.

23.5*	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of March, 2014.

CAMAC ENERGY INC.

By:	/s/ Earl W. NcNiel
Earl W. McNiel
Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicolas J. Evanoff and Earl W. McNiel, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Kase Lukman Lawal	Chief Executive Officer, President, Director and	March 12, 2014
Dr. Kase Lukman Lawal	Chairman of the Board (Principal Executive Officer)

/s/ Earl W. McNiel	Senior Vice President and Chief Financial Officer	March 12, 2014
Earl W. McNiel	(Principal Financial Officer)

/s/ Adama Traore	Vice President and Chief Accounting Officer	March 12, 2014
Adama Traore	(Principal Accounting Officer)

/s/ Dr. Lee Brown	Director	March 12, 2014
Dr. Lee Brown

/s/ John Hofmeister	Director	March 12, 2014
John Hofmeister

/s/ William J. Campbell	Director	March 12, 2014
William J. Campbell

/s/ J. Kent Friedman	Director	March 12, 2014
J. Kent Friedman

/s/ Ira Wayne McConnell	Director	March 12, 2014
Ira Wayne McConnell

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	The Company’s Amended 2009 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-175294) filed on July 1, 2011).

4.2

First Amendment to the CAMAC Energy Inc. Amended 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K (File No. 001-34525) filed on February 19, 2014).

4.3	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-SB (File No. 000-52770) filed on August 15, 2007).

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed on April 7, 2010 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-34525) filed on April 13, 2010).

4.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed on February 19, 2014 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-34525) filed on February 19, 2014).

4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Form 10-SB (File No. 000-52770) filed on August 16, 2007).

4.7	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-Q (Filed No. 001-34525) filed on May 4, 2011).

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of RBSM LLP

23.3*	Consent of Calvetti, Ferguson & Wagner, P.C.

23.4*	Consent of Gaffney, Cline & Associates, Inc.

23.5*	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith